Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-227366 on Form S-3 and Registration Statement No. 333-195969 on Form S-8 of PBF Logistics LP of our report dated February 21, 2019, relating to the financial statements of Torrance Valley Pipeline Company LLC, appearing in this Annual Report on Form 10-K of PBF Logistics LP for the year ended December 31, 2018.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
February 21, 2019